UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 24, 2011

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

To further assist its investors in understanding the pending litigation between MedImmune, LLC (“MedImmune,” formerly known as MedImmune, Inc.) and PDL BioPharma, Inc. (the “Company”) in the United States District Court for the Northern District of California, the Company is providing additional information regarding its license agreement with MedImmune (the “License”). Section 2.04 of the License contains the most favored licensee provision which forms the basis of MedImmune’s most favored licensee claim in the litigation. Portions of the License, including Section 2.04, were previously granted confidential treatment by the Securities and Exchange Commission. Given the importance of the provision to understanding the dispute, the Company has decided to present Section 2.04 in its entirety, except for omitting certain percentages for which confidential treatment continues to apply.

The refiled License is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The License continues to reflect those redactions previously omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2, other than certain portions of Section 2.04 of the License as set forth below. The foregoing description of the License is qualified in its entirety by reference to Exhibit 10.1. Refiled Section 2.04 reads as follows:

2.04  Most Favored Licensee. PDL has not granted and agrees not to grant a license under the Queen Patent (as defined in Exhibit A) to a third party, other than a PDL Affiliate, for use in the Field with a royalty rate less than [      ] of net sales of licensed products unless MEDIMMUNE is provided the same royalty rate as such third party, provided that if the royalty rate in said third party license is less than [      ] and the agreement with that third party involves other terms conveying any economic benefit to PDL, MEDIMMUNE shall be provided the same royalty rate as such third party if MEDIMMUNE provides economic benefit to PDL of equal value (with full credit with respect to such economic benefit to MedImmune for licensing fees, milestones and maintenance fees previously paid under this Agreement). Notwithstanding the foregoing, PDL will be able to grant one license under the Queen Patent under more favorable terms in the Field without the royalty reduction and credit to MedImmune provided herein, provided that such license is not for use of an antibody binding to RSV. PDL shall promptly notify MEDIMMUNE in the event that PDL proposes to grant such a license under the Queen Patent to a third party with a royalty rate less than [      ]. The parties agree to execute such documents as may be reasonably necessary to carry out the purposes of this Section 2.04.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Patent License Agreement between the Company and MedImmune, Inc., dated July 17, 1997†

†
Certain information in this exhibit has been omitted and previously filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  January 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Patent License Agreement between the Company and MedImmune, Inc., dated July 17, 1997†

†
Certain information in this exhibit has been omitted and previously filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.